                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                                  July 11, 1997
                        ---------------------------------
                                 Date of Report
                        (Date of Earliest Event Reported)


                                   TOPRO, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


          Colorado                          0-19167                84-1042227
-------------------------------           -----------           ----------------
(State or other jurisdiction of           (Commission           (I.R.S. Employer
 incorporation or organization)            File No.)              I. D. Number)


2525 West Evans Avenue, Denver, Colorado                              80219
----------------------------------------                           ----------
(Address of principal executive offices)                           (zip code)


                                 (303) 935-1221
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 5.   OTHER EVENTS.

                                  TOPRO, INC.
                       SUPPLEMENT DATED JULY 21, 1997 TO
                       THE PROSPECTUS DATED MARCH 6, 1997

     The following information known to Topro, Inc. (the "Company") as of July 18, 1997 with respect to the "Selling Shareholders" and "Description of Securities" sections of the Company's March 6, 1997 Prospectus, and updates and supplements the information set forth in the Prospectus.

                              SELLING SHAREHOLDERS

     This Supplement updates the information for each Selling Shareholder named below. The information set forth below is based upon information concerning beneficial ownership provided to the Company by each Selling Shareholder, and is believed by the Company to be current as of July 18, 1997. Except as otherwise indicated below, each of the persons named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name.

                                  Shares Beneficially            Number of Shares            Shares Beneficially
                               Owned Prior to Offering(1)         Offered Hereby            Owned After Offering(1)
                               --------------------------   ----------------------------    -----------------------
                                                                      Shares Underlying
                                                                       Notes, Warrants,
                                                                         Debentures
Name                             Number         Percent     Shares(2)   and Options(3)       Number(4)   Percent
----                             -------        -------     ---------   --------------       ---------   -------
Pacific Consulting Group,           -0-           *           -0-           -0-                -0-          *
Inc.(5)
Randy J. & Rori Sasaki           138,500         1.41%       7,200         95,800             35,500        *
J. Scott Liolios                 136,500         1.39%       5,600         95,400             35,500        *
Ed Wallick                         6,000          *           -0-           6,000              -0-          *
Steve Patino                       5,000          *           -0-           3,000              2,000        *
Mark Qualey                        5,000          *           -0-           3,000              2,000        *

   ------------------------
   * Less than 1 percent.


(1) Beneficial ownership is calculated in accordance with Rule 13d-3(d) of the Securities Exchange Act of 1934, as amended. Under Rule 13d-3(d), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person of the class, but not deemed outstanding for the purpose of calculating the percentage owned of the class by any other person.

(2) The number of Shares offered hereby consists of outstanding Shares held and offered for the account of the Selling Shareholders.



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

(3) The number of Shares underlying notes, warrants, debentures and options are those Shares registered for sale upon conversion and exercise of notes, warrants, debentures and options held by Selling Shareholders.

(4) Assumes that all notes, options, debentures and warrants are converted and exercised and all Shares offered hereby are sold by the Selling Shareholders. Pacific Consulting Group, Inc. ("Pacific") acquired an additional 75,000 options pursuant to a one year extension of the Consulting Agreement between the Company and Pacific. Pacific transferred the 75,000 options to Randy Sasaki, J. Scott Liolios, Steve Patino and Mark Qualey. The shares beneficially owned after the offering reflect the shares underlying those options, which have not been registered for sale pursuant to this Prospectus..

(5)  Pacific  has transferred all 200,000 Options it previously owned to Randy
     S. Sasaki, J. Scott Liolios, Ed Wallick, Steve Patino and Mark Qualey.


                           DESCRIPTION OF SECURITIES

   SECURITIES REGISTERED HEREBY. On July 11, 1997 Topro, Inc.'s Board of Directors resolved to reduce temporarily the exercise price of certain outstanding Common Stock Purchase Warrants. All of the following reductions are effective through July 25, 1997; thereafter, the original exercise price will remain in effect. The Board determined that such action was in the best interest of the Company in order to provide immediate working capital and provide an incentive for immediate exercise of warrants which otherwise might not be exercised in advance of expiration dates reaching as far into the future as March 2000. The closing sale price of the Company's Common Stock was $2.063 per share on July 10, 1997, the day prior to the adoption of these resolutions, and $2.313 per share on July 11, 1997, the day the resolutions were adopted.

     The Company lowered to an average of $2.85 the exercise price of 200,000 Warrants issued to a private lender in October 1993, which had been exercisable through October 31, 1998 at the following prices: 100,000 at $3.375 per share; 50,000 at $3.50 per share, and 50,000 at $3.625 per share.

     The Company lowered to $.82 from $1.00 the exercise price of 994,776 Warrants issued in connection with its March 1995 private placement of 10% Senior Convertible Notes. These Warrants expire on various dates during the period May 31, 1998 through March 7, 2000.



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

                                   SIGNATURES

          Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       Topro, Inc.

Date: July 21, 1997                    By: /s/ John Jenkins
                                           ------------------
                                           John Jenkins
                                           President and CEO





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